Delaware The First State Page 1 5840223 8100 Authentication: 203978031 SR# 20253108061 Date: 06-18-25 You may verify this certificate online at corp.delaware.gov/authver.shtml I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “C4 THERAPEUTICS, INC.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JUNE, A.D. 2025, AT 9:37 O`CLOCK A.M.